December 19, 2019 Hartman vREIT XXI, Inc. 2909 Hillcroft, Suite 420 Houston, Texas 77057 Re: Registration Statement on Form S-11 (File No. 333-232308) Ladies and Gentlemen: We have acted as Maryland corporate counsel to Hartman vREIT XXI, Inc., a Maryland corporation (the “Company”), in connection with the registration by the Company of up to $220,000,000 aggregate offering price of shares (the “Shares”) of common stock, $0.01 par value per share (“Common Stock”), of the Company under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement on Form S-11 (File No. 333-232308) filed with the Securities and Exchange Commission (the “Commission”) on June 24, 2019, as amended (the “Registration Statement”). Up to $200,000,000 aggregate offering price of Shares (the “Follow- On Offering Shares”) are issuable in the Company’s follow-on offering (the “Offering”) pursuant to subscription agreements (the “Subscription Agreements”) and up to $20,000,000 aggregate offering price of Shares (the “Plan Shares”) are issuable pursuant to the Company’s Distribution Reinvestment Plan (the “Plan”), subject to the Company’s right to reallocate Shares between the Offering and the Plan as described in the Registration Statement. The Shares to be issued on and after the date hereof in the Offering will be shares of Common Stock classified and designated as either as Class A common stock (“Class A shares”) or Class T common stock (“Class T shares”). You have requested our opinion with respect to the matters set forth below. In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”): (i) the Third Articles of Amendment and Restatement of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “Department”); (ii) the bylaws of the Company (the “Bylaws”); (iii) resolutions adopted by the Board of Directors of the Company relating to the authorization of the issuance and sale of the Shares (the “Directors’ Resolutions”); (iv) the Registration Statement and the related form of prospectus included therein (including, without limitation, the Plan attached thereto as Appendix C and the form of

Hartman vREIT XXI, Inc. Page 2 Subscription Agreement attached thereto as Appendix B), in substantially the form filed or to be filed with the Commission pursuant to the Act; (v) a status certificate of the Department, dated as of June 20, 2019, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; (vi) a certificate of an officer of the Company (the “Officer’s Certificate”), certifying that, as a factual matter, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete, and have not been rescinded or modified except as noted therein; and (vii) such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below. In reaching the opinions set forth below, we have assumed the following: (a) each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so; (b) each natural person executing any of the Documents is legally competent to do so; (c) any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents; and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise; (d) the Officer’s Certificate and all other certificates submitted to us are, as to factual matters, true and correct both when made and as of the date hereof; (e) none of the Shares will be issued or transferred in violation of the provisions of Article VI of the Charter relating to restrictions on ownership and transfer of capital stock; and (f) upon the issuance of any of the Shares subsequent to the date hereof, the total number of shares of Common Stock of the Corporation (and the total number of Class A shares and Class T shares, respectively) issued and outstanding on the date subsequent to the date hereof on which any Shares are issued, after giving effect to such issuance of

Hartman vREIT XXI, Inc. Page 3 such Shares, will not exceed the total number of shares of Common Stock (or the total number of Class A shares or Class T shares) that the Company is authorized to issue under the Charter. Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter: 1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland. 2. The issuance of the Class A shares and the issuance of the Class T shares, in each case as Follow-On Offering Shares, has been duly authorized by all necessary corporate action on the part of the Company, and when such Class A shares and Class T shares are issued and delivered by the Company as Follow-On Offering Shares in exchange for the consideration therefor as provided in, and in accordance with, the Directors’ Resolutions, the Subscription Agreements and the Registration Statement, such Class A shares and Class T shares will be validly issued, fully paid and non-assessable. 3. The issuance of the Class A shares and the issuance of the Class T shares, in each case as Plan Shares, has been duly authorized by all necessary corporate action on the part of the Company, and when such Class A shares and Class T shares are issued and delivered by the Company as Plan Shares in exchange for the consideration therefor as provided in, and in accordance with, the Directors’ Resolutions, the Plan and the Registration Statement, such Class A shares and Class T shares will be validly issued, fully paid and non- assessable. The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof. We consent to the incorporation by reference of this opinion in the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also

Hartman vREIT XXI, Inc. Page 4 consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act. Respectfully submitted,